Pacific Life & Annuity Company [P.O. Box 2829, Omaha, NE 68103-2829 or 6750 Mercy Rd, RSD, Omaha, NE 68106 www.PacificLife.com Contract Owners: (800) 748-6907 Financial Professionals: (800) 748-6907]	[Pacific Advisory Variable Annuity] Individual Deferred Variable Annuity Application NEW YORK

1. PRIMARY ANNUITANT Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

[

Solicited at: State

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.

Information put here will be used for contract and Financial Professional appointment purposes.]

ADDITIONAL ANNUITANT Not applicable for qualified contracts.  Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

2. OWNER(S) If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN/TIN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

JOINT OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

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3. ELECTRONIC INFORMATION OPT-IN CONSENT

E-Mail address:

By providing the e-mail address above and signing this application, I voluntarily consent to receive documents and notices applicable to my contract as permitted by law, including prospectuses, prospectus supplements, reports, statements, immediate confirmations, tax forms, proxy solicitations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. Mail. Pacific Life & Annuity Company will send paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. For jointly owned contracts, both owners are consenting to receive information electronically.

Pacific Life & Annuity Company suggests that in order to receive documents electronically, the contract owner should have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and ability to read and retain it. I understand that:

•                  There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•                  I should provide a current e-mail address and notify Pacific Life & Annuity Company promptly when my e-mail address changes.

•                  I should update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity Company.

•                  I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•                  For jointly owned contracts, all information will be provided to the e-mail address listed. Electronic delivery will be cancelled if e-mails are returned undeliverable.

•                  This consent will remain in effect until I revoke it.

Please call [(800) 748-6907] and tell a customer service representative if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address. You may opt out of electronic delivery at any time.

4. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 403(b)s,  and qualified plans) or other non-natural owners, the designated recipient will be the owner and beneficiary information provided below may not be valid. A spouse’s consent may be required in community property states, if applicable. We recommend you discuss with your legal representative. If you are naming a minor as your beneficiary, please complete the [Special Beneficiary Designation Request] form. See your contract and prospectus for details about death benefit and beneficiary proceeds. Use Special Requests section to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

5. TELEPHONE/ELECTRONIC AUTHORIZATION

☐ Yes	TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically.

If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life & Annuity Company to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

25-2040	Page 2 of 9	[12/20 *sample*]

6. HOUSEHOLDING By signing this application I consent to Pacific Life & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.

☐ I elect NOT to participate in householding.

7. CONTRACT TYPE Select ONE.

[ ☐ Non-Qualified[1,2] ☐ Post-Death Non-Qualified[8]	☐ IRA ☐ Inherited IRA[3] ☐ SIMPLE IRA[4]	☐ Roth IRA ☐ Inherited Roth IRA[3] ☐ SEP-IRA	☐ 401(a)[6] ☐ 401(k)[6] ☐ TSA/403(b)[5]	☐ Keogh/HR-10[6] ☐ Individual(k)7 ]

[1For trust-owned contracts, complete Trustee Certification and Disclosure. 2For non-qualified contracts, if Owner is a non-natural person or corporation, complete Non-Natural or Corporate-Owned Disclosure Statement. 3For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification. 4Complete SIMPLE IRA Employer Information.  5Complete TSA Certification.  6Complete Qualified Plan Disclosure. 7Complete Individual(k) Qualified Plan Disclosure.  8Complete Post-Death Exchange Disclosure Form. ]

8. INITIAL PURCHASE PAYMENT [Make check payable to Pacific Life & Annuity Company.]

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment.	8B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ 1035 exchange(s)/estimated transfer $ ☐ Amount enclosed $	☐ Transfer $ ☐ Rollover $ ☐ Contribution $ for tax year

9. REPLACEMENT

9A. EXISTING INSURANCE

☐Yes ☐No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)

9B. REPLACEMENT

☐Yes ☐No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number

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10. OPTIONAL RIDERS Subject to state and distribution firm availability. If the rider selected cannot be added to the contract due to age restrictions or state or distribution firm availability, the contract will be issued without the optional rider. [There may be investment and transfer restrictions associated with these riders.]

[DEATH BENEFIT RIDER

☐  Return of Investment Death Benefit Rider Owner(s) and Annuitant(s) must not be over age 85 at issue.]

11. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the Owner(s).

[ ]

12. REBALANCING Optional

[ ☐ Quarterly ☐ Semi-annually ☐ Annually ]

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13. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, unless alternate instructions are on file or provided with the investment. To establish Dollar Cost Averaging, use Special Request section or the Transfers and Allocations form.

[You may indicate any combination of investments.]  Allocations must total 100%.

[

U.S. Fixed - Income Portfolios	American Funds® IS Bond FundSM	%
	American Funds® IS US Govt/AAA-Rated Securities FundSM	%
	BlackRock High Yield V.I. Fund	%
	BlackRock Total Return V.I. Fund	%
	DFA VA Short-Term Fixed Portfolio	%
	Fidelity® VIP Government Money Market Portfolio	%
	Fidelity® VIP Investment Grade Bond Portfolio	%
	JPMorgan Insurance Trust Core Bond Portfolio	%
	Pacific Asset Management Floating Rate Income	%
	PIMCO VIT Long-Term U.S. Government Portfolio	%
	PIMCO VIT Low Duration Portfolio	%
	PIMCO VIT Total Return Portfolio	%
	Vanguard VIF High Yield Bond Portfolio	%
	Vanguard VIF Short-Term Investment Grade Portfolio	%
	Vanguard VIF Total Bond Market Index Portfolio	%
	Western Asset Management Core Plus VIT Portfolio	%	%Total

Non-U.S. Fixed - Income Portfolios	American Funds® IS Capital World Bond FundSM	%
	DFA VA Global Bond Portfolio	%
	Franklin Strategic Income VIP Fund	%
	PIMCO VIT Emerging Markets Bond Portfolio	%
	Templeton Global Bond VIP Fund	%
	Vanguard VIF Global Bond Index Portfolio	%	%Total

U.S. Equity Portfolios	American Century VP Mid Cap Value	%
	American Funds® IS Blue Chip Income and Growth FundSM	%
	American Funds® IS Growth FundSM	%
	American Funds® IS Growth-Income FundSM	%
	BlackRock Equity Dividend V.I. Fund	%
	BlackRock S&P 500 Index V.I. Fund	%
	BlackRock Small Cap Index V.I. Fund	%
	DFA VA U.S. Large Value Portfolio	%
	DFA VA U.S. Targeted Value Portfolio	%
	Fidelity® VIP Contrafund®	%
	Fidelity® VIP Extended Market Index Portfolio	%
	Fidelity® VIP Growth Opportunities Portfolio	%
	Fidelity® VIP Index 500 Portfolio	%
	Fidelity® VIP Value Strategies Portfolio	%
	Franklin Rising Dividends VIP Fund	%
	Franklin Small Cap Value VIP Fund	%
	Franklin Small-Mid Cap Growth VIP Fund	%
	Goldman Sachs VIT Large Cap Value Fund	%

25-2040	Page 5 of 9	[12/20 *sample*]

U.S. Equity Portfolios (continued)	Goldman Sachs VIT Mid Cap Value Fund	%
	Goldman Sachs VIT Strategic Growth Fund	%
	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	%
	Invesco Oppenheimer V.I. Main Street Small Cap Fund®	%
	Invesco V.I. American Value Fund	%
	Janus Henderson VIT Enterprise Portfolio	%
	JPMorgan Insurance Trust Mid Cap Value Portfolio	%
	MFS® VIT New Discovery Series	%
	MFS® VIT Value Series	%
	Schwab® SAP S&P 500 Index Portfolio	%
	T. Rowe Price Blue Chip Growth Portfolio	%
	T. Rowe Price Equity Income Portfolio	%
	Vanguard VIF Capital Growth Portfolio	%
	Vanguard VIF Diversified Value Portfolio	%
	Vanguard VIF Equity Income Portfolio	%
	Vanguard VIF Equity Index Portfolio	%
	Vanguard VIF Growth Portfolio	%
	Vanguard VIF Mid-Cap Index Portfolio	%
	Vanguard VIF Total Stock Market Index Portfolio	%	%Total

Non-U.S. Equity Portfolios	American Funds® IS Global Growth FundSM	%
	American Funds® IS Global Growth & Income FundSM	%
	American Funds® IS International FundSM	%
	American Funds® IS International Growth and Income FundSM	%
	American Funds® IS New World Fund®	%
	DFA VA Equity Allocation Portfolio	%
	DFA VA Global Moderate Allocation Portfolio	%
	DFA VA International Small Portfolio	%
	DFA VA International Value Portfolio	%
	Fidelity® VIP Emerging Markets Portfolio	%
	Goldman Sachs VIT Global Trends Allocation Fund	%
	Invesco Oppenheimer V.I. International Growth Fund	%
	Invesco V.I. International Growth Fund	%
	MFS® VIT International Growth Portfolio	%
	Templeton Foreign VIP Fund	%
	Vanguard VIF International Portfolio	%
	Vanguard VIF Total International Stock Market Index Portfolio	%	%Total

Alternative Strategies / Sector Portfolios	Fidelity® VIP Consumer Discretionary Portfolio	%
	Fidelity® VIP Energy Portfolio	%
	Invesco V.I. Technology Fund	%
	MFS® VIT Utilities Series	%
	T. Rowe Price Health Sciences Portfolio	%
	Vanguard VIF Real Estate Index Portfolio	%	%Total

Asset Allocation/Balanced Portfolios	American Funds® IS Asset Allocation FundSM	%
	American Funds® IS Capital Income Builder® FundSM	%
	American Funds® IS Managed Risk Asset Allocation FundSM	%

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Asset Allocation/Balanced Portfolios (continued)	BlackRock 60/40 Target Allocation ETF V.I. Fund	%
	BlackRock Global Allocation V.I. Fund	%
	DFA Balanced Allocation Portfolio	%
	Franklin Income VIP Fund	%
	Franklin Mutual Shares VIP Fund	%
	Invesco V.I. Balanced-Risk Allocation Fund	%
	Janus Henderson VIT Balanced Portfolio	%
	PLFA Pacific Dynamix® Conservative-Growth	%
	PLFA Pacific Dynamix® Growth	%
	PLFA Pacific Dynamix® Moderate-Growth	%
	TOPS® Aggressive Growth ETF Portfolio	%
	TOPS® Balanced ETF Portfolio	%
	TOPS® Conservative ETF Portfolio	%
	TOPS® Growth ETF Portfolio	%
	TOPS® Managed Risk Balanced ETF Portfolio	%
	TOPS® Managed Risk Growth ETF Portfolio	%
	TOPS® Managed Risk Moderate Growth ETF Portfolio	%
	TOPS® Moderate Growth ETF Portfolio	%
	Vanguard VIF Balanced Portfolio	%
	Vanguard VIF Conservative Allocation Portfolio	%
	Vanguard VIF Moderate Allocation Portfolio	%	%Total

	MUST TOTAL 100%		%Total

]

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14. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer.

I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company. I received the variable annuity prospectus and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity Company.

After reviewing my financial background with my Financial Professional, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own.

If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options.

I understand the terms and conditions related to any rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my Financial Professional.

I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from my Financial Professional, the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. NOTE: The IRS does not require my consent to any provision on this application other than the certification required to avoid backup withholding.

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Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State __ __
Joint Owner’s Signature (if applicable)	Date (mo/day/yr)

15. FINANCIAL PROFESSIONAL’S STATEMENT

15A.	☐Yes ☐No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)
15B.	☐Yes ☐No

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 9B of this application.

I hereby certify that I have used only Pacific Life & Annuity Company’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery.

I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company’s written replacement guidelines.  I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner(s), as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program.

I certify that I have provided the applicant with all product and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my distribution firm’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my distribution firm.

I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life & Annuity Company.

Soliciting Financial Professional’s Signature	Print Financial Professional’s Full Name
Financial Professional’s Telephone Number	Financial Professional’s E-Mail Address
Distribution Firm’s Name	[Brokerage Account Number (optional)]

Send completed application as follows:

APPLICATION WITH PAYMENT: [Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736] [Express Mail Delivery: 6750 Mercy Rd, RSD, Omaha, NE 68106]	APPLICATION WITHOUT PAYMENT: [Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829] [Express Mail Delivery: 6750 Mercy Rd, RSD, Omaha, NE 68106]

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Application Instructions

Use these instructions when completing this application.

Pacific Life & Annuity Company has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information.  Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding the product applied for, consult the prospectus.

1. & 2.

Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint owners, and/or joint or contingent annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

3.

Electronic Information Opt-In Consent (Optional): Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

4.

Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate additional beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form or Special Requests section.

5.

Telephone/Electronic Authorization (Optional): By checking this box, you authorize Pacific Life & Annuity Company to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity Company, and the provisions set forth in the contract’s prospectus.

6.	Householding (Optional): Check the box if you do not want to participate in Pacific Life & Annuity Company’s householding service.
7.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.
8.

Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Consult the prospectus for the minimum initial purchase payment for non-qualified and qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

9.

Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

10.

Optional Riders: Subject to state and distribution firm availability. If any rider you have selected within this section cannot be added to the contract due to age restrictions, the contract will be issued without the rider.

11.	Special Requests: This section also can be used for special registrations and additional beneficiary information.
12.	Rebalancing: Indicate your rebalancing preference.
13.	Allocation Options: Use this section to allocate 100% of your investment.
14.

Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

15.	Financial Professional’s Statement: Financial Professional must fully complete and sign this section. Financial Professional must assure that responses in Section 9 and 15 are consistent.

Important: Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and Owner information – Sections 1 & 2	• Date application is signed – Section 14
• Contract type is correct – Section 7	• City and state where application is signed – Section 14
• Replacement questions – Section 9	• Financial Professional’s signature – Section 15